UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2015

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	98-0167449
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1600 McConnor Parkway
Schaumburg, Illinois 60173-6801
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Catamaran Corporation (the “Company”) was held on July 14, 2015 in Chicago, Illinois (the “Meeting”). A total of 115,960,008 common shares of the Company, out of a total of 208,029,309 common shares issued and outstanding and entitled to vote as of the close of business on June 4, 2015, the record date of the Meeting, were present in person or represented by proxy at the Meeting, and there were at least two shareholders of the Company present in person at the Meeting, which constituted a quorum. A summary of the voting results for each of the proposals submitted to a vote of the shareholders of the Company, each of which is described in detail in the Company’s proxy circular and proxy statement dated June 8, 2015 and first mailed to the Company’s shareholders on or about June 11, 2015, are set forth below:

1. Adoption of the Arrangement Resolution:

As previously disclosed, on March 29, 2015, the Company entered into an Arrangement Agreement (the “Arrangement Agreement”) with UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Delaware, USA (“UnitedHealth Group”), and 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of UnitedHealth Group.

The Arrangement Agreement provides, among other things, that, in accordance with a plan of arrangement (the “Plan of Arrangement”) and the transactions contemplated thereby, UnitedHealth Group will acquire, directly or indirectly, all of the issued and outstanding shares of the Company pursuant to a statutory arrangement (the “Arrangement”) under Section 195 of the Business Corporations Act (Yukon), resulting in the Company becoming an indirect, wholly owned subsidiary of UnitedHealth Group.

At the Meeting, the shareholders of the Company voted upon and approved the special resolution (the “Arrangement Resolution”) set forth in the proxy circular and proxy statement dated June 8, 2015 approving the Arrangement Agreement and the related Plan of Arrangement. Over 99% of the votes cast were in favor of the proposal. The results of the votes on this proposal were as follows:

Votes For	Votes Against
115,822,802	137,206

2. Advisory Vote on Named Executive Officer Arrangement-Related Compensation:

At the Meeting, the shareholders of the Company, on a non-binding, advisory basis, also voted upon and approved certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Arrangement. Approximately 95% of the votes cast were in favor of the proposal. The results of the votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstain
110,749,678	4,822,509	387,821

3. Adjournment of the Meeting:

A vote was not held on the proposal to adjourn the Meeting to another place, date or time, since there were sufficient votes at the Meeting to approve the Arrangement Resolution.

Item 8.01. Other Events.
On July 14, 2015, the Company issued a press release announcing that the Arrangement Agreement had been approved by the shareholders of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Catamaran Corporation dated July 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Catamaran Corporation
July 14, 2015	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Catamaran Corporation dated July 14, 2015.